Exhibit 99.1

Volato Group Announces NYSE American Acceptance of Compliance Plan

ATLANTA, GA – June 4, 2026 – Volato Group, Inc. (NYSE American: SOAR) (the “Company” or “Volato”), a technology company focused on building scalable software and data solutions that improve the reliability and intelligence of high-stakes business decisions, today announced that it has received notice from NYSE Regulation that NYSE American LLC (“NYSE American”) has accepted the Company’s plan to regain compliance with the NYSE American continued listing standards. The acceptance allows Volato’s Class A common stock to continue trading on NYSE American while the Company executes its plan and continues its broader financial and strategic stabilization efforts.

As previously disclosed, the Company received notice from NYSE American on March 17, 2026 that it was not in compliance with Sections 1003(a)(i) and 1003(a)(ii) of the NYSE American Company Guide as a result of reporting a stockholders’ deficit as of December 31, 2025 and losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Company was required to submit a plan to the NYSE American by April 16, 2026 outlining actions it has taken or will take to regain compliance with the continued listing standards.

On June 3, 2026, NYSE Regulation notified the Company that it had reviewed and accepted the Company’s plan of compliance submitted on April 16, 2026. NYSE American has granted the Company a plan period through December 17, 2026 to regain compliance with the applicable continued listing standards. During this period, the Company’s common stock will continue to be listed and traded on NYSE American, subject to the Company’s compliance with the plan and continued periodic review by NYSE Regulation to determine if the Company is making progress consistent with the plan.

The Company’s compliance plan outlines initiatives designed to improve stockholders’ equity and financial performance while supporting its strategic transformation and long-term growth objectives. The Company intends to execute the initiatives outlined in its compliance plan and will provide NYSE Regulation with periodic updates regarding its progress.

Volato has continued to focus on improving its financial foundation while advancing its transition toward scalable software and data-driven business solutions. The Company believes its compliance plan aligns with these priorities and provides a framework for continued progress during the plan period.

“NYSE American’s acceptance of our plan is an important step as we continue working to strengthen Volato’s financial position and execute our strategic transformation,” said Matt Liotta, Chief Executive Officer of Volato. “We are focused on disciplined execution, improving stockholders’ equity, and building long-term value for shareholders.”

There can be no assurance that the Company will ultimately regain compliance with all applicable continued listing standards within the allotted period or that developments and events occurring subsequent to the Company’s formulation of the plan will not adversely affect the Company’s ability to make sufficient progress with the plan, regain compliance with all applicable continued listing standards, or maintain compliance with other NYSE American continued listing standards. If the Company does not regain compliance by December 17, 2026, or does not make progress consistent with its plan during the plan period, NYSE Regulation may initiate delisting proceedings.

About Volato

Volato Group, Inc. (NYSE American: SOAR) is a technology company focused on building scalable software and data solutions that improve the reliability and intelligence of high-stakes business decisions. The Company’s existing Parslee Document Intelligence platform enhances the performance of leading large language models (LLMs) by adding deterministic structure and auditability to complex documents such as contracts and SEC filings. For more information visit www.flyvolato.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management or the board’s current expectations or predictions of future conditions, events, or results, including statements regarding the Company’s compliance with stock exchange continued listing requirements. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding the challenges associated with executing our growth strategy, developing, marketing and consistently delivering high-quality services that meet customer expectations. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, Volato disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond Volato’s control, that are described in Volato’s periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent reports filed with the SEC, and other factors that Volato may describe from time to time in other filings with the SEC. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Investors:

investors@flyvolato.com